Exhibit 99.1

[GRAPHIC OMITTED]


PRESS RELEASE



            Tasker Products Hires Seasoned Financial Executive as CFO


Fair Lawn, NJ - April 30, 2008 - Tasker  Products  Corp.  (OTC  Bulletin  Board:
TKER), a distributor and marketer of proprietary technology effective in inhibiting pathogenic bacteria, announced today that Doreen J.Remmen, a skilled financial executive with over 25 years experience, has joined the Company as its chief financial officer, replacing Stathis Kouninis, who recently left the Company to pursue another opportunity.

Ms. Remmen, a certified management accountant, began her career as a staff accountant with Ernst & Whinney (Canada). During her career as a financial executive, she has served as controller for a leading US travel company;
supervised the financial development of a health care start-up; served as controller with responsibility for financial reporting for a publicly traded, franchised bakery business; and, most recently, served vice president and chief financial officer of a privately-owned, worldwide distributor of aerospace components. Ms. Remmen received her Bachelor of Arts degree from the University of Windsor (Canada) and attended Fairleigh Dickenson University's MBA program. She was also awarded the Certificate of Distinguished Merit from the Institute of Certified Management Accountants after scoring in the top ten in the 1992 CMA examination.

Commenting on Ms. Remmen's appointment, Lanny Dacus, Tasker's president and CEO, said, "We were fortunate to attract such a highly qualified accounting professional as Doreen to join Tasker. Our company's growth is picking up speed and, as our top line advances, we need to keep focused on cost management to improve the company's financial strength. Doreen is a welcomed addition to our management team."

Mr. Dacus added, "While we will miss our friend and colleague, Stathis Kouninis, who accepted a similar position closer to his home base in New Hampshire, he left behind a solid foundation from which Doreen can quickly assimilate into our operations and contribute to the company's progress. On behalf of our management team and the company's board of directors, we would like to thank Stathis for his support over the last two years and wish him success in his new venture."


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About Tasker Products

Tasker is a manufacturer, distributor and marketer of acid-based eco-chemistry products. The Company currently markets Unifresh(R) Footbath products for dairy cows, Tasker Blue(R) and Tasker Clear, antibacterial solutions for use in processing poultry, and Pacific Blue(TM) Seafood Spray, an antibacterial spray for retail seafood counters. Tasker Products Corp. is headquartered in Fair Lawn, New Jersey. To be added to the news distribution list or to present any questions, send an email to tasker@grannusfinancial.com. Additional information about Tasker is also available at www.taskerproducts.com.

This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to obtain new financing and/or generate revenue growth in the near future; our history of losses; our limited experience in the marketing of our products; our ability to compete with other products in our market space; and the risk of unfavorable federal regulation. Consequently, you should not place undue reliance on these forward-looking statements. We discuss these and other risks and uncertainties in greater detail in the filings we make with the Securities and Exchange Commission, including under the section entitled, "Risk Factors" in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 and our most recent report on Form 10-Q.


Investor Contact:

Grannus Financial Advisors, Inc. (212-681-4100)

                       or

       taskerproducts@grannusfinancial.com